     As filed with the Securities and Exchange Commission on April 8, 1997
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                      FIRST VIRTUAL HOLDINGS INCORPORATED
             (Exact name of Registrant as specified in its charter)


                 Delaware                                33-0612860
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)               Identification No.)


                        11975 El Camino Real, Suite 200
                        San Diego, California 92130-2543
   (Address, including zip code, of Registrant's principal executive offices)

               1994 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                                1995 STOCK PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)


                                  LEE H. STEIN
               Chairman of the Board and Chief Executive Officer
                      FIRST VIRTUAL HOLDINGS INCORPORATED
                        11975 El Camino Real, Suite 200
                        San Diego, California 92130-2543
                                 (619) 793-2700
    (Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:
                             JEFFREY D. SAPER, ESQ.
                             JOHN T. SHERIDAN, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                              Amount            Proposed Maximum        Proposed Maximum         Amount of
        Title of Securities to                to be              Offering Price             Aggregate          Registration
            be Registered                   Registered            Per Share (1)         Offering Price(2)           Fee
----------------------------------------------------------------------------------------------------------------------------
$0.01 par value Common Stock                3,547,525               $5.29/sh               $18,772,825            $5,689
============================================================================================================================

(1) Includes 454,375 shares to be registered under the 1994 Incentive and Non-statutory Stock Option Plan (the "1994 Plan"), 2,993,150 shares to be registered under the 1995 Stock Plan (the "1995 Plan"), and 100,000 shares to be registered under the Employee Stock Purchase Plan (the "Purchase Plan").

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), and, in part, pursuant to Rule 457(c) under the Act. With respect to (i) 454,375 shares which are subject to outstanding options to purchase Common Stock under the 1994 Plan or which were issued upon exercise of options granted under the 1994 Plan following the date of the Company's initial public stock offering pursuant to the Securities Act of 1933, as amended (the "IPO") and (ii) 1,334,962 shares which are subject to outstanding options to purchase Common Stock under the 1995 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 454,375 shares subject to outstanding options under the 1994 Plan or which were issued upon exercise of options granted under the 1994 Plan following the date of the IPO is $0.052. The weighted average exercise price of the 1,334,962 shares subject to outstanding options under the 1995 Plan is $6.594. With respect to (i) 1,658,188 shares of Common Stock available for future grant under the 1995 Plan and (ii) 100,000 shares of Common Stock available for future grant under the Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the closing price reported in the Nasdaq National Market on April 4, 1997, which was $6.00. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

       There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

       1. The Registrant's Prospectus filed with the Commission on December 13, 1996 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended.

       2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

       3. The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A dated November 19, 1996 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

              All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.       Description of Securities

              Not Applicable.

Item 5.       Interests of Named Experts and Counsel

              The validity of the issuance of the shares of Common Stock being registered hereby are being passed upon for the Registrant by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California. An investment partnership of which members of Wilson, Sonsini, Goodrich & Rosati are partners beneficially owns 27,000 shares of the Registrant's Common Stock.

Item 6.       Indemnification of Directors and Officers

       Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery and such other court shall deem proper."

       Article Ten of the Company's Certificate of Incorporation states that to the fullest extent permitted by DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

       Article V of the Registrant's Bylaws provides that the Company may indemnify each person who is or was a director of the Company to the full extent permitted by the DGCL. Such Article also provides that the Registrant may, but is not required to, indemnify its employees and agents (other than directors and officers) to the extent and in the manner permitted by the DGCL.

       The Registrant has entered into an indemnification agreement with each of its directors and officers and intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

Item 7.       Exemption from Registration Claimed

              Not Applicable.

Item 8.       Exhibits

Exhibit
Number                                 Document
-------      -----------------------------------------------------------------
4.1           Registrant's 1994 Incentive and Nonstatutory Stock Option Plan.*

4.2           Registrant's 1995 Stock Plan.*

4.3           Registrant's Employee Stock Purchase Plan.*

5.1           Opinion of counsel as to legality of securities being registered.

23.1          Consent of Ernst & Young, LLP, Independent Auditors.

23.2          Consent of Counsel (contained in Exhibit 5.1).

24.1          Power of Attorney (see page II-5).

____________________
       (*) Previously filed as exhibit to Registrant's registration statement on Form S-1 (SEC Registration No. 333-14573).

Item 9.       Undertakings

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, First Virtual Holdings Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 8th day of April, 1997.


                                        FIRST VIRTUAL HOLDINGS INCORPORATED


                                        By: /s/ LEE H. STEIN
                                            -------------------------------
                                            Lee H. Stein, Chairman and
                                            Chief Executive Officer

                              POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee H. Stein and John M. Stachowiak and each of them, acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




       Signature                                      Title                                        Date
       ---------                                      -----                                        ----
/s/ LEE H. STEIN                           Chairman and  Chief Executive Officer              April 8, 1997
----------------------------------         and Director (Principal Executive
Lee H. Stein                               Officer)



/s/ JOHN M. STACHOWIAK                     Vice President, Finance, Administrative            April 8, 1997
----------------------------------         and Chief Financial Officer (Principal
John M. Stachowiak                         Financial and Accounting Officer)



/s/ ROBERT S. EPSTEIN                       Director                                          April 8, 1997
----------------------------------
Robert S. Epstein


                                            Director
----------------------------------
Tawfiq N. Khoury


/s/ SCOTT LOFTESNESS                        Director                                          April 8, 1997
----------------------------------
Scott Loftesness


/s/ JOHN A. MCKINLEY                        Director                                          April 8, 1997
----------------------------------
John A. McKinley


/s/ PAMELA H. PATSLEY                       Director                                          April 8, 1997
----------------------------------
Pamela H. Patsley


                                            Director
----------------------------------
Jon Rubin

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                       REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


                                                                                              Sequentially
Exhibit                                                                                         Numbered
Number                                       Description                                          Page
--------            ---------------------------------------------------------------           ------------
    4.1             Registrant's 1994 Incentive and Nonstatutory Stock Option Plan.* . .

    4.2             Registrant's 1995 Stock Plan.* . . . . . . . . . . . . . . . . . . .

    4.3             Registrant's Employee Stock Purchase Plan.*  . . . . . . . . . . . .

    5.1             Opinion of counsel as to legality of securities being
                    registered . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   23.1             Consent of Ernst & Young, LLP, Independent Auditors  . . . . . . . .

   23.2             Consent of Counsel (contained in Exhibit 5.1)  . . . . . . . . . . .

   24.1             Power of Attorney (see page II-5)  . . . . . . . . . . . . . . . . .

__________________________
         (*)     Previously filed as exhibit to Registrant's registration
statement on Form S-1 (SEC Registration No. 333-14573).